Exhibit 99.1

Flywire Reports Third Quarter 2021 Financial Results

Revenue Increased 61% Year-over-Year

Revenue Less Ancillary Services Increased 67% Year-over-Year

Total Payment Volume was $5.3 Billion, up 76% Year-over-Year

Company Updates Fiscal-Year 2021 Outlook

Boston, MA — November 9, 2021: Flywire Corporation (Nasdaq: FLYW) (“the Company”) a global payments enablement and software company, today reported financial results for its third quarter of 2021.

“We experienced another strong quarter with growth across all areas of our business, resulting in revenue less ancillary services growth of 67% compared to the third quarter of 2020,” said Mike Massaro, CEO of Flywire. “We believe the next decade will bring a wave of digitization across the education, healthcare, travel and B2B industries and that Flywire is uniquely positioned to lead this trend with our powerful combination of software and payments.”

Third Quarter 2021 Financial Highlights:

GAAP Results

•	Revenue increased 61% to $67.8 million in the third quarter of 2021, compared to $42.1 million in the third quarter of 2020.

•	Gross margin increased 1.4% in absolute terms to 65.8% in the third quarter of 2021, compared to 64.4% in the third quarter of 2020.

•	Net income was $10.0 million in the third quarter of 2021, compared to $5.2 million in the third quarter of 2020.

Key Operating Metrics and Non-GAAP Results

•	Total Payment Volume increased 76% to $5.3 billion in the third quarter of 2021, compared to $3.0 billion in the third quarter of 2020.

•	Revenue Less Ancillary Services increased 67% to $62.0 million in the third quarter of 2021, compared to $37.2 million in the third quarter of 2020.

•	Adjusted Gross Margin decreased 0.9% in absolute terms to 71.9% in the third quarter of 2021, compared to 72.8% in the third quarter of 2020.

•	Adjusted EBITDA was $17.6 million in the third quarter of 2021, compared to $10.2 million in the third quarter of 2020.

Fiscal-Year 2021 Outlook:

Based on information available as of November 9, 2021, for fiscal year 2021 Flywire expects the following:

•	Revenue of $190 to $193 million

•	Revenue Less Ancillary Services of $174 to $176 million

•	Adjusted EBITDA of $22 to $24 million*

*Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of the company’s stock.

Conference Call

The Company will host a conference call to discuss third quarter 2021 financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Mike Ellis, CFO. The conference call can be accessed live via webcast from the Company’s investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Key Operating Metrics and Non-GAAP Financial Measures table

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

We use supplemental measures of our performance which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

•

Revenue Less Ancillary Services. Revenue Less Ancillary Services represents our consolidated revenue in accordance with GAAP after excluding (i) pass-through cost for printing and mailing services and (ii) marketing fees. We exclude these amounts to arrive at this supplemental non-GAAP financial measure as we view these services as ancillary to the primary services we provide to our clients.

•

Adjusted Gross Margin. Adjusted gross margin represents adjusted gross profit divided by Revenue Less Ancillary Services. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services and (ii) offset marketing fees against costs incurred. Management believes this presentation supplements the GAAP presentation of gross margin with a useful measure of the gross margin of our payment-related services, which are the primary services we provide to our clients.

•

Adjusted EBITDA. Adjusted EBITDA represents EBITDA further adjusted by excluding (i) stock-based compensation expense, (ii) the impact from the change in fair value measurement for contingent consideration associated with acquisitions, (iii) the impact from the change in fair value measurement of our preferred stock warrants, (iv) other income (expense), net, (v) acquisition related transaction costs, and (vi) employee retention costs, such as incentive compensation, associated with acquisition activities. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of our business.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, gross margin or net loss prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of Revenue Less Ancillary Services, Adjusted Gross Margin and Adjusted EBITDA to the most directly comparable GAAP financial measure are presented below. We encourage you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of the Company’s stock.

About Flywire

Flywire Corporation (Nasdaq: FLYW) is a global payments enablement and software company. Flywire combines its proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for its clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports over 2,450 clients with diverse payment methods in more than 140 currencies across 240 countries and territories around the world. The company is headquartered in Boston, MA, USA with global offices. For more information, visit www.flywire.com. Follow Flywire on Twitter, LinkedIn and Facebook.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding Revenue, Revenue Less Ancillary Services, and Adjusted EBITDA. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: political, economic, legal, social and health risks, including the COVID-19 pandemic and subsequent public health measures that may affect Flywire’s business or the global economy; beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new B2B sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding litigation and legal and regulatory matters; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; economic and industry trends, projected growth, or trend analysis; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the future market price of Flywire’s common stock; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Prospectus dated May 25, 2021, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, expected to be filed with the SEC in the fourth quarter of 2021. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Media:

Sarah King

Sarah.King@Flywire.com

Prosek Partners

pro-flywire@prosek.com

Investor Relations:

ICR

flywireir@icrinc.com

Unaudited Condensed Consolidated Statement of Operations

(Amounts in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$67,788	$42,086	$149,755	$98,552
Costs and operating expenses:
Payment processing and services costs	21,724	13,777	50,937	36,254
Technology and development	7,752	6,079	22,203	17,805
Selling and marketing	12,540	7,640	35,377	24,342
General and administrative	14,676	9,172	44,167	32,985

Total costs and operating expenses	56,692	36,668	152,684	111,386

Income (loss) from operations	11,096	5,418	(2,929)	(12,834)
Other income (expense):
Interest expense	(542)	(584)	(1,792)	(1,860)
Change in fair value of preferred stock warrant liability	—	9	(10,757)	(245)
Other income (expense), net	(214)	(4)	(508)	72

Total other expenses, net	(756)	(579)	(13,057)	(2,033)

Income (loss) before provision for income taxes	10,340	4,839	(15,986)	(14,867)
(Benefit from) provision for income taxes	346	(382)	818	(7,791)

Net income (loss)	9,994	5,221	(16,804)	(7,076)
Foreign currency translation adjustment	(343)	192	(80)	(81)

Comprehensive income (loss)	9,651	5,413	(16,884)	(7,157)

Net income (loss) attributable to common stockholders - basic and diluted	9,994	1,157	(16,817)	(7,086)

Net income (loss) per share attributable to common stockholders - basic	0.10	0.06	(0.28)	(0.39)

Net income (loss) per share attributable to common stockholders - diluted	0.08	0.04	(0.28)	(0.39)

Weighted average common shares outstanding - basic	104,486,136	18,644,502	59,667,434	18,163,078

Weighted average common shares outstanding - diluted	118,445,907	27,286,944	59,667,434	18,163,078

Unaudited Condensed Consolidated Balance Sheets

(Amounts in thousands, except share amounts)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	449,130	104,052
Restricted cash	4,000	5,000
Accounts receivable, net of allowance for doubtful accounts of $26 and $481, respectively	12,949	11,573
Unbilled receivables	1,760	1,698
Funds receivable from payment partners	21,896	22,481
Prepaid expenses and other current assets	10,208	3,754

Total current assets	499,943	148,558
Property and equipment, net	8,690	5,101
Intangible assets, net	63,379	68,211
Goodwill	44,632	44,650
Other assets	6,340	4,922

Total assets	622,984	271,442

Liabilities, Convertible Preferred Stock, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	12,799	5,436
Funds payable to clients	66,855	59,986
Accrued expenses and other current liabilities	18,531	14,991
Deferred revenue	1,330	1,227
Contingent consideration	7,580	6,740

Total current liabilities	107,095	88,380
Deferred tax liabilities	657	481
Contingent consideration, net of current portion	—	5,760
Preferred stock warrant liability	—	1,932
Long-term debt	25,933	24,352
Other liabilities	1,587	2,129

Total liabilities	135,272	123,034

Commitments and contingencies (Note 14)
Convertible preferred stock (Series A, B, B1, B1-NV, C and D), $0.0001 par value; 0 and 62,915,394 shares authorized at September 30, 2021 and December 31, 2020, respectively; 0 and 54,208,461 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively; liquidation preference of $0 and $110,716 at September 30, 2021 and December 31, 2020, respectively	—	110,401
Redeemable convertible preferred stock (Series E-1, E-2, F-1 and F-2), $0.0001 par value; 0 and 16,023,132 shares authorized at September 30, 2021 and December 31, 2020, respectively; 0 and 11,239,920 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively; liquidation preference of $0 and $150,000, respectively at September 30, 2021 and December 31, 2020	—	119,769

Stockholders’ (deficit) equity:
Preferred stock, $0.0001 par value; 10,000,000 and 0 shares authorized as of September 30, 2021 and December 31, 2020, respectively; and none issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 and 146,898,270 shares authorized as of September 30, 2021 and December 31, 2020, respectively, 101,201,466 shares issued and 98,883,744 shares outstanding as of September 30, 2021; 22,240,872 shares issued and 19,923,150 shares outstanding as of December 31, 2020	10	2
Non-voting common stock, $0.0001 par value;10,000,000 and 0 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 5,988,378 and 0 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1	—
Treasury Stock, 2,317,722 shares as of September 30, 2021 and December 31, 2020, held at cost	(748)	(748)
Additional paid-in capital	603,319	16,970
Accumulated other comprehensive loss	(294)	(214)
Accumulated deficit	(114,576)	(97,772)

Total stockholders’ equity (deficit)	487,712	(81,762)

Total liabilities, convertible preferred stock, redeemable convertible preferred stock and stockholders’ (deficit) equity	622,984	271,442

Unaudited Condensed Consolidated Statement of Cash Flows

(Amounts in thousands)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(16,804)	$(7,076)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,571	5,031
Stock-based compensation expense	15,538	2,860
Amortization of deferred contract costs	179	265
Change in fair value of preferred stock warrant liability	10,758	245
Change in fair value of contingent consideration	2,072	4,576
Deferred tax provision	137	(8,547)
Bad debt expense	90	332
Non-cash interest expense	171	196
Other	158	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,467)	(3,873)
Unbilled receivables	(62)	12
Funds receivable from payment partners	585	5,019
Prepaid expenses and other assets	(7,419)	(3,079)
Funds payable to clients	6,869	(24,846)
Accounts payable, accrued expenses and other current liabilities	10,903	2,543
Contingent consideration	(3,212)	(693)
Other liabilities	(364)	(121)
Deferred revenue	102	(410)

Net cash provided by (used in) operating activities	24,805	(27,566)

Cash flows from investing activities:
Purchases of property and equipment	(5,229)	(1,812)
Asset acquisition, net of cash acquired	—	(79,401)
Acquisition of businesses, net of cash acquired	(119)	—

Net cash provided by (used in) investing activities	(5,348)	(81,213)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	268,694	—
Payment of costs related to initial public offering	(4,860)	—
Proceeds from issuance of long-term debt	25,933	4,167
Payment of long-term debt issuance costs	(418)	(172)
Repayment of long-term debt	(25,000)	(4,167)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	59,735	119,755
Proceeds from exercise of warrants	294	—
Contingent consideration paid for acquisitions	(3,800)	(1,307)
Proceeds from exercise of stock options	4,098	606

Net cash provided by (used in) financing activities	324,676	118,882

Effect of exchange rates changes on cash and cash equivalents	(55)	(148)

Net (decrease) increase in cash, cash equivalents and restricted cash	344,078	9,955
Cash, cash equivalents and restricted cash, beginning of period	109,052	86,027

Cash, cash equivalents and restricted cash, end of period	$453,130	$95,982

Reconciliation of Non-GAAP Financial Measures

(Amounts in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$67.8	$42.1	$149.8	$98.6
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	(5.0)	(4.0)	(13.4)	(12.1)
Marketing fees	(0.8)	(0.9)	(1.2)	(1.3)

Revenue Less Ancillary Services	$62.0	$37.2	$135.2	$85.2

Payment processing services Costs	21.7	13.8	50.9	36.3
Hosting and amortization costs within technology and development expenses	1.5	1.2	4.2	3.4
Adjusted to:
Exclude printing and mailing costs	(5.0)	(4.0)	(13.4)	(12.1)
Offset marketing fees against related costs	(0.8)	(0.9)	(1.2)	(1.3)

Costs of revenue less ancillary services	17.4	10.1	40.5	26.3

Gross Profit	44.6	27.1	94.7	58.9
Gross Margin	65.8%	64.4%	63.2%	59.7%

Adjusted Gross Profit	44.6	27.1	94.7	58.9
Adjusted Gross Margin	71.9%	72.8%	70.0%	69.1%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	10.0	5.2	(16.8)	(7.1)
Interest expense	0.5	0.6	1.8	1.9
Provision for income taxes	0.3	(0.4)	0.8	(7.8)
Depreciation and amortization	2.3	1.8	6.6	5.0

EBITDA	13.1	7.2	(7.6)	(8.0)
Stock-based compensation expense	2.8	1.0	15.6	2.8
Change in fair value of contingent consideration	0.5	0.9	2.1	4.6
Change in fair value of preferred stock warrant liability	—	—	10.8	0.3
Other income (expense), net	0.2	—	0.6	(0.1)
Acquisition related transaction costs	—	—	—	1.3
Acquisition related employee retention costs	1.0	1.1	3.1	3.5

Adjusted EBITDA	17.6	10.2	24.6	4.4

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
(In Millions)	Transaction	Platform and Usage- Based Fee	Revenue	Transaction	Platform and Usage- Based Fee	Revenue
Revenue	$109.7	$40.1	$149.8	$67.1	$31.5	$98.6
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(13.4)	(13.4)	—	(12.1)	(12.1)
Marketing fees	(1.2)	—	(1.2)	(1.3)	—	(1.3)

Revenue Less Ancillary Services	$108.5	$26.7	$135.2	$65.8	$19.4	$85.2

Percentage of Revenue	73.2%	26.8%	100%	68.1%	31.9%	100%
Percentage of Revenue less Ancillary Services	80.3%	19.7%	100%	77.2%	22.8%	100%

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
(In Millions)	Transaction	Platform and Usage- Based Fee	Revenue	Transaction	Platform and Usage- Based Fee	Revenue
Revenue	$53.0	$14.8	$67.8	$30.7	$11.4	$42.1
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(5.0)	(5.0)	—	(4.0)	(4.0)
Marketing fees	(0.8)	—	(0.8)	(0.9)	—	(0.9)

Revenue Less Ancillary Services	$52.2	$9.8	$62.0	$29.8	$7.4	$37.2

Percentage of Revenue	78.2%	21.8%	100%	72.9%	27.1%	100%
Percentage of Revenue less Ancillary Services	84.2%	15.8%	100%	80.1%	19.9%	100%

	Full Year Guidance
	Low	High
Revenue	$190.0	$193.0
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	(15.0)	(16.0)
Marketing fees	(1.0)	(1.0)

Revenue Less Ancillary Services	$174.0	$176.0